Exhibit 99.1

STONE ENERGY CORPORATION

Announces Upcoming Presentation at the Johnson Rice Energy

Conference

LAFAYETTE, LA. September 25, 2014

Stone Energy Corporation (NYSE: SGY) today announced that Kenneth H. Beer, Executive Vice President and Chief Financial Officer, will be presenting at the Johnson Rice Energy Conference in New Orleans, Louisiana at 2:05 p.m. central time on Monday, September 29, 2014. A live webcast will be available in the “Events & Presentations” section of the company’s website, www.StoneEnergy.com. The presentation material will also be available in the “Events & Presentations” section of the company’s website within 24 hours of the presentation.

Stone Energy is an independent oil and natural gas exploration and production company headquartered in Lafayette, Louisiana with additional offices in New Orleans, Houston and Morgantown, West Virginia. Stone is engaged in the acquisition, exploration, and development of properties in the Deep Water Gulf of Mexico, Appalachia, and the onshore and offshore Gulf Coast. For additional information, contact Kenneth H. Beer, Chief Financial Officer, at 337-521-2210 phone, 337-521-9880 fax or via e-mail at CFO@StoneEnergy.com.